EXHIBIT 99


                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF VIRGINIA
                              ALEXANDRIA DIVISION

In Re:  FastComm Communications                         Case No. 02-82177-RGM
        Corporation

                Debtor(s)                                  (Chapter 11)

                ORDER OF CONVERSION FROM CHAPTER 11 TO CHAPTER 7
                ------------------------------------------------

     Upon the Motion of Kermit A. Rosenberg, Trustee of the CTI Liquidating Trust to Convert to Chapter 7 and good cause having been shown, it is hereby ORDERED that:

     1. This case is converted to one under Chapter 7 of Title 11 of the United States Code;

     2. The debtor in the Chapter 11 case shall file with the Court a final report and account as required by Bankruptcy Rule 1019(5) and Local Rule 1017-1(D) within thirty (30) days of the entry of this order, with copy to be mailed to the United States Trustee;

     3. The debtor shall file with the Court within fifteen (15) days after the conversion of this case as applicable, either:
          (a) a schedule of unpaid debts incurred after the commencement of the original case, and a list of creditors in the format required by the Clerk's Office, or
          (b) a certification that no unpaid debts have been incurred since the commencement of this case.

     4. The debtor shall file with the Court a Statement of Intention with respect to secured property, if required, within thirty (30) days of the entry of this order or before the first date set for the meeting of creditors in the converted case, whichever is earlier.

     5. The debtor shall, at the date and time set by the Clerk of this Court, appear and testify at the Section 341 meeting of creditors scheduled in this converted case.

     It is further ORDERED that the automatic dismissal provisions of the local rules shall not apply to this converted case, and that failure of the debtor to abide by the terms of this Order may result in the issuance of an Order to Show Cause directed to the debtor and principals of the debtor.

     The Clerk shall forward a copy of this order to the debtor(s), the attorney for the debtor, the Chapter 11 Trustee, if any, and the United States Trustee.

August 27, 2002                                  /s/ Robert G. Mayer
    DATE                                         -------------------------------
                                                 ROBERT G. MAYER
                                                 U.S. BANKRUPTCY JUDGE

I ASK FOR THIS:


/s/ William Daniel Sullivan
---------------------------------------
William Daniel Sullivan VSB 17394
1299 Pennsylvania Avenue, NW
Washington, DC 20004
Telephone: (202) 383-7216
Facsimile: (202) 383-6610
Counsel for Kermit A. Rosenberg, Trustee